UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

November 28, 2006

PRECISION OPTICS CORPORATION, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-10647	04-2795294
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 East Broadway, Gardner, Massachusetts 01440

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (978) 630-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 28, 2006, the stockholders of Precision Optics Corporation, Inc. (the “Company”) approved the Company’s 2006 Equity Incentive Plan (the “2006 Incentive Plan”), which succeeds the Company’s Amended and Restated 1997 Equity Incentive Plan (the “1997 Incentive Plan”). No further awards will be granted under the 1997 Incentive Plan. The Company’s Board of Directors had previously approved the 2006 Incentive Plan, subject to the approval of the stockholders. The 2006 Incentive Plan allows for the grant of stock options to selected employees, directors and other persons who provide services to the Company or its affiliates. A copy of the 2006 Incentive Plan is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

On November 28, 2006, each of the Company’s non-executive directors, Edward A. Benjamin, Joel R. Pitlor, Donald A. Major and Richard Miles, was granted a nonstatutory option to purchase 10,000 shares of common stock of the Company at an exercise price of $0.25 per share under the 2006 Incentive Plan. The options are immediately exercisable, will remain exercisable following a director's departure from service and expire on November 28, 2016.

Michael Pieniazek has agreed to serve full-time as the Company’s Vice-President and Chief Financial Officer for a limited period of time. Mr. Pieniazek and the Company had previously entered an employment offer letter providing for his employment on a part-time basis, as reported on the Company’s Current Report on Form 8-K filed on September 21, 2006.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibit Number	Title

99.1	2006 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION OPTICS CORPORATION, INC.

Date: December 4, 2006	By:	/s/ Richard E. Forkey
Name: Richard E. Forkey
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	2006 Equity Incentive Plan